Exhibit 10(a)

SECURITIES PURCHASE AGREEMENT, dated October 10, 2008 (this “Agreement”), between General Electric Company, a New York corporation (the “Company”), and Berkshire Hathaway Inc., a Delaware corporation (the “Investor”).

RECITALS:

A.        The Company. As of the date hereof, the Company has 13,200,000,000 authorized shares of Common Stock, $0.06 par value per share (“Common Stock”), and 50,000,000 authorized shares of Preferred Stock, $1.00 par value per share (“Preferred Stock”).

B.        The Issuance. The Company intends to issue in a private placement 30,000 shares of its 10% Cumulative Perpetual Preferred Stock, Series A (the “Preferred Shares”) and a warrant to purchase 134,831,460 shares of its Common Stock (the “Warrant” and, together with the Preferred Shares, the “Purchased Securities”) and the Investor intends to purchase from the Company the Purchased Securities.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

Article I

PURCHASE; CLOSING

1.1       Purchase. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, at the Closing (as hereinafter defined), the Purchased Securities for an aggregate purchase price of $3,000,000,000 (the “Purchase”).

1.2	Closing.

(a)       On the terms and subject to the conditions set forth in this Agreement, the closing of the Purchase (the “Closing”) will take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 9:00 a.m., New York time, on October 16, 2008 or as soon as practicable thereafter, or at such other place, time and date as shall be agreed between the Company and the Investor. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b)       Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.2, at the Closing, the Company will deliver the Preferred Shares and the Warrant, in each case as evidenced by one or more certificates dated the Closing Date and bearing appropriate legends as hereinafter provided for, in exchange for payment in full of the aggregate purchase price therefor by wire transfer of immediately available

United States funds to a bank account that has been designated by the Company at least two (2) business days prior to the Closing Date.

(c)       The respective obligations of each of the Investor and the Company to consummate the Purchase are subject to the fulfillment (or waiver by the Investor and the Company, as applicable) prior to the Closing of the condition that (i) any approvals or authorizations of all United States and other governmental or regulatory authorities (collectively, “Governmental Entities”), the absence of which would reasonably be expected to make the Purchase unlawful, shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit the purchase and sale of the Purchased Securities.

(d)       The obligation of the Company to consummate the Closing is also subject to the fulfillment (or waiver by the Company) at or prior to the Closing of each of the following conditions:

(i)        (A) the representations and warranties of the Investor set forth in this Agreement shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such date), except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not have and would not be reasonably likely to have an Investor Material Adverse Effect and (B) the Investor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(e)       The obligation of the Investor to consummate the Closing is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:

(i)        (A) the representations and warranties of the Company set forth in (x) Section 2.2(g) of this Agreement shall be true and correct in all respects as though made on and as of the Closing Date and (y) Section 2.2 (other than Section 2.2(g)) shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such date), except to the extent that the failure of such representations and warranties referred to in this Section 1.2(i)(y) to be so true and correct, individually or in the aggregate, does not have and would not be reasonably likely to have a Material Adverse Effect and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

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(ii)       the Company shall have duly adopted and filed with the Department of State of the State of New York a Certificate of Amendment containing the provisions in substantially the form attached hereto as Annex A (the “Certificate of Amendment”) and such filing shall have been accepted;

(iii)      the Company shall have delivered the Preferred Shares to Investor or its designee(s);

(iv)      the Company shall have duly executed and delivered the Warrant in substantially the form attached hereto as Annex B to the Investor or its designee(s); and

(v)       the Company shall have duly executed and delivered to the Investor or its designee(s) a Registration Rights Agreement (the “Registration Rights Agreement”) in substantially the form of Annex C.

1.3       Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections” or “Annexes,” such reference shall be to a Recital, Article or Section of, or Annex to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean a business day in the City of New York.

Article II

REPRESENTATIONS AND WARRANTIES

2.1	Disclosure.

(a)       “Material Adverse Effect” means a material adverse effect on (i) the business, results of operation or financial condition of the Company and its consolidated subsidiaries taken as a whole; provided, however, that Material Adverse

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Effect shall not be deemed to include the effects of (A) any facts, circumstances, events, changes or occurrences generally affecting businesses, industries and markets in which the Company operates (including, without limitation, changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign markets), companies engaged in such businesses, industries or markets or the economy, including effects on such businesses, industries, markets or economy resulting from any regulatory or political conditions or developments, or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, (B) a change to International Financial Reporting Standards (“IFRS”) and/or changes or proposed changes in generally accepted accounting principles in the United States (“GAAP”) or IFRS applicable to public companies generally (or authoritative interpretations thereof), (C) changes or proposed changes in laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of clause (A), (B) and (C), other than facts, circumstances, events, changes, effects or occurrences that arise after the date of this Agreement but before the Closing to the extent that such facts, circumstances, events, changes, effects or occurrences have a materially disproportionate adverse effect on the Company and its consolidated subsidiaries relative to comparable U.S. public companies), or (D) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Company (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or contributing to any such change); or (ii) the ability of the Company timely to consummate the Purchase and the other transactions contemplated by the Transaction Documents.

(b)       “Previously Disclosed” means information set forth or incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 or its other reports and forms filed with the Securities and Exchange Commission (the “Commission”) under Sections 13(a), 14(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after January 1, 2008 (the “SEC Reports”) and that are filed prior to the execution and delivery of this Agreement.

Each party acknowledges that it is not relying upon any representation or warranty not set forth in the Transaction Documents. The Investor acknowledges that it has had an opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its subsidiaries, including an opportunity to ask such questions of management (for which it has received such answers) and to review such information maintained by the Company, in each case as the Investor considers sufficient for the purpose of making the Purchase. The Investor further acknowledges that it has had such an opportunity to consult with its own counsel, financial and tax advisers and other professional advisers as it believes is sufficient for purposes of the Purchase. For purposes of this Agreement, the term “Transaction Documents” refers collectively to this Agreement, the Warrant and the Registration Rights Agreement, in each case, as amended, modified or supplemented from time to time in accordance with their respective terms.

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2.2           Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to the Investor that as of the date hereof and as of the Closing Date (or such other date specified herein):

(a)       Organization, Authority and Significant Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with corporate power and authority to own its properties and conduct its business in all material respects as currently conducted, and, except as has not had or would not be reasonably likely to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”) (individually a “Significant Subsidiary” and collectively the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.

(b)       Capitalization. The authorized capital stock of the Company consists of 13,200,000,000 shares of Common Stock of which, as of September 30, 2008 (the “Common Stock Capitalization Date”), 11,145,251,816 shares were issued and 9,955,456,032 shares were outstanding, and 50,000,000 shares of Preferred Stock, of which no shares are issued or outstanding as of the date hereof and no shares will be outstanding as of the Closing Date (other than the Preferred Shares being issued to Investor hereunder). As of the Common Stock Capitalization Date, the Company held 1,189,795,784 shares of Common Stock in its treasury. As of the Common Stock Capitalization Date, there were outstanding (i) options to purchase 219,347,150 shares of Common Stock, (ii) restricted share units (“RSUs”) to acquire 37,319,826 shares of Common Stock, and (iii) performance share units (“PSUs”) to acquire 900,000 shares of Common Stock. The outstanding shares of Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as set forth above or in connection with the Warrant, as of the date of this Agreement, there are no shares of Common Stock reserved for issuance, the Company does not have outstanding any securities providing the holder the right to acquire Common Stock, and the Company does not have any commitment to authorize, issue or sell any Common Stock. The foregoing does not reflect the issuance and sale of 547,825,000 shares of Common Stock (the “Offering Shares”) in the offering that was completed on October 7, 2008 and the issuance and sale pursuant to such offering’s over-allotment option of up to 82,173,750 shares of Common Stock at the public offering price for the Offering Shares less the underwriting discount (together, the “October Offering”). The Offering Shares are duly authorized and, when issued in accordance with the terms of the purchase agreement for the October Offering, were validly issued, fully paid and nonassessable, and not subject to any preemptive rights. Since the Common Stock Capitalization Date, the Company has not issued any shares of Common Stock, other than shares issued in the

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October Offering and shares issued upon the exercise of stock options or delivered under RSUs or PSUs.

(c)       Preferred Shares. The Preferred Shares have been duly and validly authorized, and, when issued and delivered pursuant to this Agreement, such Preferred Shares will be duly and validly issued and fully paid and non-assessable.

(d)       The Warrant and Warrant Shares. The Warrant has been duly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company in accordance with its terms, and the shares of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”) have been duly authorized and reserved for issuance upon exercise of the Warrant and when so issued will be validly issued, fully paid and non-assessable.

(e)	Authorization, Enforceability.

(i)        The Company has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder (which includes the issuance of the Preferred Shares, Warrant and Warrant Shares). The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company. This Agreement and the other Transaction Documents are or will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

(ii)       The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof and thereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Significant Subsidiary under any of the terms, conditions or provisions of (A) its certificate of incorporation or by-laws or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Significant Subsidiary is a party or by which it or any Significant Subsidiary may be bound, or to which the Company or any

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Significant Subsidiary or any of the properties or assets of the Company or any Significant Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Significant Subsidiary or any of their respective properties or assets except, in the case of clauses (i)(B) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not be reasonably likely to have a Material Adverse Effect.

(iii)      Other than the filing of the Certificate of Amendment with the Department of State of the State of New York, any current report on Form 8-K required to be filed with the SEC and such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Purchase except for any such notices, filings, exemptions reviews, authorizations, consents and approvals the failure of which to make or obtain would not be reasonably likely to have a Material Adverse Effect.

(f)	Company Financial Statements.

(i)        The consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the SEC Reports filed prior to the Closing present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements were prepared in conformity with GAAP applied on a consistent basis (except as may be noted therein).

(ii)       KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Exchange Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board.

(g)            No Material Adverse Effect. Since June 30, 2008, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect.

(h)	Reports.

(i)        Since December 31, 2007, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act.

(ii)       The SEC Reports filed by the Company prior to the Closing, when they became effective or were filed with the Commission, as the case may

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be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when they became effective or were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

2.3       Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that as of the date hereof and the Closing Date:

(a)            Status. The Investor has been duly organized and is validly existing as a corporation under the laws of Delaware.

(b)	Authorization, Enforceability.

(i)        The Investor has the power and authority, corporate or otherwise, to execute and deliver this Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Investor, and no further approval or authorization is required on the part of the Investor or any other party for such authorization to be effective. This Agreement and the Registration Rights Agreement are or will be valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as the same may be limited by Bankruptcy Exceptions.

(ii)       The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby and compliance by the Investor with any of the provisions hereof and thereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of such Investor under any of the terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of its properties or assets except, in the case of clauses (i)(B) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not be reasonably likely to have an Investor Material Adverse Effect. “Investor Material

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Adverse Effect” means a material adverse effect on the ability of the Investor to consummate the Purchase and the other transactions contemplated by this Agreement.

(iii)      Other than such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Investor in connection with the consummation by the Investor of the Purchase except for any such notices, filings, exemptions, reviews, authorizations, consent and approvals the failure of which to make or obtain would not be reasonably likely to have an Investor Material Adverse Effect.

(c)       Ownership. The Investor is not the Beneficial Owner of (i) any Common Stock or (ii) any securities or other instruments representing the right to acquire Common Stock, other than an aggregate amount of Common Stock with respect to clauses (i) and (ii) not exceeding 7,900,000 shares (without giving effect to the Purchase). The Investor does not have a formal or informal agreement, arrangement or understanding with any person (other than the Company) to acquire, dispose of or vote any securities of the Company. “Beneficial Ownership” shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act, including the provision that any member of a “group” shall be deemed to have Beneficial Ownership of all securities Beneficially Owned by other members of the group, and except that the exclusion in Rule 13d-3(d)(1)(i) for rights to acquire securities that are not exercisable “within 60 days” shall not apply. “Beneficial Owner” and “Beneficially Own” shall have conforming definitions. Unless specified otherwise, all percentage calculations of Beneficial Ownership will be calculated by including securities that the person (including any group of which such person is a member), but not any other person, has the right to acquire in both the numerator and the denominator.

To the extent the Investor transfers its rights to one or more of its Permitted Transferees at or prior to Closing, the representations and warranties in Sections 2.3(a) and (b) shall be deemed to also be made by the Investor in respect of each such Permitted Transferee and the representation and warranty in Section 2.3(c) shall be deemed to be made in respect of the Investor and such Permitted Transferees collectively.

Article III

COVENANTS

3.1       Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Purchase as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

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3.2       Expenses. Unless otherwise provided in any Transaction Document executed by the Company and the Investor, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under the Transaction Documents, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

3.3       Sufficiency of Authorized Common Stock. During the period from the Closing Date until the date on which the Warrant has been fully exercised, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of shares of authorized and unissued Warrant Shares to effectuate such exercise. Nothing in this Section 3.3 shall preclude the Company from satisfying its obligations in respect of the exercise of the Warrant by delivery of shares of Common Stock which are held in the treasury of the Company. As soon as practicable following the Closing, the Company shall, at its expense, cause the Warrant Shares to be listed on the New York Stock Exchange (“NYSE”) at the time they become freely transferable in the public market under the Securities Act, subject to official notice of issuance, and shall maintain such listing on the NYSE for so long as any Common Stock is listed on the NYSE.

3.4       Certain Notifications Until Closing. From the date of this Agreement until the Closing, each party shall promptly notify the other party of (i) any fact, event or circumstance of which it is aware and which would be reasonably likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of such party contained in this Agreement not to be complied with or satisfied in any material respect and (ii) except as Previously Disclosed, any fact, circumstance, event, change, occurrence, condition or development of which it is aware and which, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect or an Investor Material Adverse Effect, as the case may be; provided, however, that delivery of any notice pursuant to this Section 3.4 shall not limit or affect any rights of or remedies available to the other party.

Article IV

ADDITIONAL AGREEMENTS

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4.1	Transfer Restrictions.

(a)       Prior to the five year anniversary of the Closing Date, without the prior written consent of the Company, the Investor and its Permitted Transferees shall not (i) directly or indirectly transfer, sell, assign, pledge, convey, hypothecate or otherwise encumber or dispose of any of the Purchased Securities, or (ii) lend, hypothecate or permit any custodian to lend or hypothecate any of the Purchased Securities or any Common Stock. Each transaction referenced in clauses (i) and (ii) is herein called a “Transfer”. Exercises of the Warrant for Warrant Shares in accordance with the terms of the Warrant shall not be deemed Transfers.

(b)       The Investor and the Permitted Transferees (individually or collectively) may not Transfer any Warrant Shares other than (i) in a transaction that has been specifically approved by the Company in writing, (ii) in a public offering registered with the Commission or in a sale under Rule 144 under the Securities Act, or (iii) in a private transaction or series of related transactions, and, in the case of (ii) or (iii), to the knowledge of the Investor or Permitted Transferee, no purchaser or group of related purchasers acquires Common Stock in such transaction or series of transactions that, when aggregated with Common Stock already owned by such purchaser or group of related purchasers, represents more than 3.5% of the Company’s outstanding Common Stock, and in any case consistent with applicable laws and regulations. The Investor and the Permitted Transferees (individually or collectively) may not Transfer Preferred Shares to a purchaser or group of related purchasers that acquires Preferred Shares in such transaction or series of transactions that, when aggregated with Preferred Shares already owned by such purchaser or group of related purchasers, represents more than 25% of that class of the Company’s outstanding Preferred Shares if, to the knowledge of the Investor or Permitted Transferee, such purchaser or group of related purchasers are, at the time of such transfer, one of the two largest holders of the Company’s Common Stock. From time to time at the request of Investor, the Company shall provide the Investor with the identity, to the best of its knowledge, of the two largest holders of its Common Stock.

(c)       Notwithstanding the foregoing, Section 4.1(a) and (b) shall not prevent the Investor and the Permitted Transferees from Transferring any or all of the Purchased Securities or Warrant Shares, at any time, to any direct or indirect subsidiary of the Investor where the Investor beneficially owns at least 80% of the equity interests (measured by both voting rights and value) of such subsidiary (each, a “Permitted Transferee”), but only if the Permitted Transferee agrees in writing for the benefit of the Company to be bound by the terms of this Agreement (including these transfer restrictions); provided that if the Investor ceases to beneficially own at least 80% of the equity interests (measured by both voting rights and value) of such Permitted Transferee, such Permitted Transferee shall be required to transfer such Purchased Securities or Warrant Shares to the Investor or a Permitted Transferee (or in the case of the Warrant Shares, in accordance with Section 4.1(b)) immediately; provided further that no such

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Transfer shall relieve the Investor of its obligations under this Agreement. The Investor shall cause each Permitted Transferee to comply with this Agreement as applicable to it.

(d)       Without the prior written consent of the Company, the Investor and its Permitted Transferees may not engage in any Hedging Transaction with respect to any of the Purchased Securities or Warrant Shares. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including any put or call option, swap or other derivative transaction whether settled in cash or securities) to obtain a “short” or “put equivalent position” with respect to the Common Stock.

(e)       On and after the five year anniversary of the Closing Date, the Investor and its Permitted Transferees may Transfer the Preferred Securities to any other person, provided that (i) the amount transferred to the transferee is at least equal to the lesser of (x) an amount of Preferred Securities having an aggregate liquidation value of at least $600,000,000 or (y) an amount of Preferred Securities equal to all of the Preferred Securities then owned by Investor together with its Permitted Transferees, (ii) the transfer and resulting ownership are consistent with law and regulation and (iii) the transferee agrees, on terms and in a form reasonably satisfactory to the Company, that its transfers, if any, will be subject to this Section 4.1(e), provided further, that in the case of transferees from the Investor or a Permitted Transferee pursuant to this Section 4.1(e), and any subsequent transferees the minimum transfer amount in clause (i) above shall be the lesser of (x) an amount of Preferred Securities having an aggregate liquidation value of at least $300,000,000 and (y) the aggregate amount of Preferred Securities held by such transferee.

(f)        The Purchased Securities are, and the Warrant Shares will be when issued, restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, the Investor shall not, directly or through others, offer or sell any Purchased Securities or any Warrant Shares except pursuant to a registration statement or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any Transfer of Purchased Securities or Warrant Shares other than pursuant to an effective registration statement, the Investor shall notify the Company of such Transfer and the Company may require the Investor to provide, prior to such Transfer, such evidence that the Transfer will comply with the Securities Act (including written representations and an opinion of counsel) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any securities that are to be transferred in contravention of this Agreement.

4.2       Purchase for Investment. The Investor acknowledges that the Purchased Securities and the Warrant Shares have not been registered under the Securities Act or under any state securities laws. The Investor (i) is acquiring the Purchased Securities pursuant to an exemption from registration under the Securities Act solely for investment

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with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (ii) will not sell or otherwise dispose of any of the Purchased Securities or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Purchase and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of making the Purchase, (iv) is able to bear the economic risk of the Purchase and at the present time is able to afford a complete loss of such investment and (iv) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act).

4.3       Legend. The Investor agrees that all certificates or other instruments representing Purchased Securities and the Warrant Shares will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, DATED OCTOBER 10, 2008, BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”

In the event that (i) any Purchased Securities or Warrant Shares become registered under the Securities Act or (ii) Warrant Shares are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall (subject to the receipt of any evidence required under Section 4.1(e)) issue new certificates or other instruments representing such Purchased Securities or Warrant Shares, which shall not contain such portion of the above legend that is no longer applicable; provided that the Investor surrenders to the Company the previously issued certificates or other instruments.

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4.4          Information Rights. At the request of the Investor, from time to time upon reasonable notice, and subject in the case of non-public information, to the receipt by the Company of confidentiality undertakings from the Investor, the Company shall make the Chief Financial Officer of the Company available to meet with the Investor for the purpose of discussing with the Investor the financial condition, business and results of operations of the Company. This right is non-transferable and terminates on the date that the Investor and its Permitted Transferees no longer collectively hold Preferred Stock with an aggregate liquidation value of at least $600,000,000.

4.5	Spin-off Transactions.

(a)       In the event that the Company determines to pursue a distribution of the common equity securities of an entity (“Spinco”) that owns one or more of its businesses to the Company’s common stockholders by means of a pro rata distribution of the common equity securities of Spinco having a Spin-Off Value Percentage of at least ten percent (10%) (a “Spin-Off”), the Company shall promptly notify Investor of its decision to pursue the Spin-Off and provide Investor with a summary description of the business of Spinco, unaudited pro forma financial statements for Spinco reflecting the expected capitalization of Spinco (with and without the Spinco Preferred) and the Company’s estimate of the Spin-off Value Percentage (together with the Company’s supporting calculations). Except as otherwise required by law, Investor will maintain the confidentiality of all non-public information provided by the Company pursuant to this Section 4.5, and all estimates and determinations of fair market value and estimated trading prices.

(b)

(i)        If the Spin-Off has a distribution date on or before October 16, 2011, the exchange of Investor’s Preferred Shares as provided in Section 4.5(c) shall be at the option of Investor, who may elect, within ten (10) business days after the later of the (A) the date the Company notifies the Investor that the Company has furnished Investor with all the information described in Section 4.5(a), (B) the date of resolution of any dispute regarding the Spin-Off Value Percentage pursuant to Section 4.5(e)(i) or (C) the date of completion of any Appraisal Procedure, whether to exchange a portion of Investor’s Preferred Shares for Spinco Preferred shares, as provided in Section 4.5(c), or retain all of Investor’s Preferred Shares and not participate in the exchange. Any election pursuant to this Section 4.5(b)(i) shall be irrevocable.

(ii)       If the Spin-Off has a distribution date on or after October 17, 2011, the exchange of Investor’s Preferred Shares as provided in Section 4.5(c) shall be mandatory for the Investor and the Company.

(c)       If the Investor has elected to exchange pursuant to Section 4.5(b)(i), or is required to exchange pursuant to Section 4.5(b)(ii), on the distribution date for the Spin-Off the Company shall, subject to the receipt of any necessary regulatory

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approvals, exchange a number of shares of Spinco Preferred equal to the product of (i) the Spin-off Value Percentage and (ii) the number of Preferred Shares owned by the Investor and its Permitted Transferees at the time of the exchange, for an equal number of Preferred Shares. Any such exchange of Preferred Shares for Spinco Preferred shall not be deemed to be a redemption for purposes of Section 6 of the Certificate of Amendment.

(d)          The Company shall not complete the Spin-Off unless and until it complies with the requirements of this Section 4.5. The Spinco Preferred shall be issued with accrued and cumulated dividends equal to the aggregate of the accrued and unpaid dividends on all the exchanged Preferred Shares (whether or not declared) to the date of the Spin-Off. The exchange shall be conducted with the Investor and its Permitted Transferees on a pro rata basis. This Section 4.5 shall not apply if immediately prior to the Spin-Off, the Investor and its Permitted Transferees in the aggregate own less than 6,000 Preferred Shares. Following the exchange contemplated by this Section 4.5(c), the rights and obligations in this Agreement shall apply to the Spinco Preferred mutadis mutandis.

(e)	Defined Terms.

(i)        “Spin-off Value Percentage” means the decimal equivalent of a fraction, the numerator of which is the fair market value of Spinco and the denominator of which is the sum of the fair market value of the Company and the fair market value of Spinco. The fair market value for this purpose shall be based upon the expected public trading price of the Spinco common equity securities on a fully distributed basis and the expected public trading price of the Company’s Common Stock following the distribution of the Spinco common equity securities, and determined as though neither the Preferred Shares nor the Spinco Preferred were outstanding. In determining fair market values, any equity interest in Spinco retained by the Company will be disregarded in determining the fair market value of the Company. The fair market value of Spinco will be determined on a fully distributed (100% of the common equity) basis. If, within 10 days of Investor’s receipt of the Company’s estimate of the Spin-Off Value Percentage pursuant to Section 4.5(a), the Investor does not agree with the Company’s estimate, it may object in writing. In the event of such an objection, the chief executive officers of the Investor and the Company shall promptly meet to resolve the objection and to agree upon the Spin-off Value Percentage. If the chief executive officers are unable to agree on the Spin-off Value Percentage during the 10-day period following the delivery of the Investor’s objection, the Appraisal Procedure may be invoked by either party to determine the Spin-off Value Percentage by delivery of a written notification thereof not later than the 30th day after delivery of the Investor’s objection.

(ii)       “Spinco Preferred” shall mean a series of preferred stock of Spinco which has rights, preferences (including a liquidation preference of $100,000 per share, plus accrued but unpaid dividends, if any), voting powers and limitations and restrictions that are substantially the same as the rights, preferences, voting powers and limitations and restrictions of the Preferred Shares, except that the issuers are not the

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same. Spinco will not have any authorized preferred stock that is senior to the Spinco Preferred.

(iii)      “Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Investor, shall mutually agree upon the Spin-off Value Percentage. Each party shall deliver a notice to the other appointing its appraiser within 10 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the Spin-off Value Percentage, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such two first appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Investor; otherwise, the average of all three determinations shall be binding upon the Corporation and the Investor. The costs of conducting any Appraisal Procedure shall be borne equally by the Company and the Investor.

4.6       Savings and Loan Holding Company. The Company and the Investor intend that the transactions contemplated by this Agreement will not subject Investor to regulation as a savings and loan holding company under the Home Owners’ Loan Act and the regulations of the Office of Thrift Supervision (the “OTS”) thereunder (collectively, and as they may be amended from time to time, the “Act”). The Company and Investor shall reasonably cooperate with each other for the purpose of carrying out this intent consistent with the requirements of the Act, including the submission by Investor to the OTS of any filing necessary to rebut any presumption of control that may apply to Investor and its affiliates under the Act. Without limiting the foregoing, while Investor is the Beneficial Owner of more than 25% of the Preferred Stock, the Company shall notify Investor if at any time it believes Investor and its affiliates collectively constitute one of the two largest holders of Common Stock and Investor shall, upon reasonable request from the Company, notify the Company of the number of shares of Common Stock Beneficially Owned by Investor.

Article V

MISCELLANEOUS

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5.1       Termination. This Agreement may be terminated at any time prior to the Closing:

(a)       by either the Investor or the Company if the Closing shall not have occurred by the 30th calendar day following the date of this Agreement; provided, however, that in the event the Closing has not occurred by such 30th calendar day, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth day after such 30th calendar day and not be under any obligation to extend the term of this Agreement; provided, further, that the right to terminate this Agreement under this Section 5.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date; or

(b)       by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(c)	by the mutual written consent of the Investor and the Company.

In the event of termination of this Agreement as provided in this Section 5.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto, except that nothing herein shall relieve either party from liability for any breach of this Agreement.

5.2       Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer of a duly authorized representative of each party.

5.3       Waiver of Conditions. The conditions to each party’s obligation to consummate the Purchase are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

5.4       Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

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5.5       Governing Law; Submission to Jurisdiction, Etc. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the non-exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, The City of New York, (b) that non-exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 5.6. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to the Transaction Documents or the transactions contemplated hereby or thereby.

5.6       Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(A)	If to the Investor:

Berkshire Hathaway Inc.

1440 Kiewit Plaza

Omaha, Nebraska 68131

Attention: Marc D. Hamburg

Facsimile: (402) 346-3375

with a copy to:

Munger, Tolles & Olson LLP

355 S. Grand Avenue, 35th Floor

Los Angeles, California 90071

Attention: Robert E. Denham

Facsimile: (213) 687-3702

(B)	If to the Company:

General Electric Company

3135 Easton Turnpike

Fairfield, CT 06828

Attention: Vice President and Chief Corporate, Securities and Finance Counsel

Facsimile: (203) 373-3079

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with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Howard Chatzinoff and Ellen J. Odoner

Facsimile: (212) 310-8007

5.7       Entire Agreement, Etc. This Agreement (including the Annexes hereto) and the other Transaction Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

5.8       Definitions of “subsidiary” and “Affiliate”. (a) When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means those entities of which such person owns or controls more than 50% of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent.

(b)       The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

5.9       Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (i) an assignment, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such merger or consolidation or the purchaser in such sale or (ii) an assignment by Investor, upon one business day’s notice to the Company, of any or all of its rights hereunder (including under any other Transaction Document) to one or more Permitted Transferees prior to the Closing subject to the requirements and conditions set forth in Section 4.1(c) for a transfer of Purchased Securities and applicable requirements and conditions in the other Transaction Documents. The actions of Investor and/or any Permitted Transferee shall be aggregated for purposes of all thresholds and limitations herein and in the Registration Rights Agreement to the extent (i) Investor transfers any or all of its rights hereunder to any Permitted Transferee prior to the Closing and/or (ii) Investor or any Permitted Transferee transfers any Purchased Securities to any Permitted Transferee following the Closing.

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5.10     Severability. If any provision of this Agreement or a Transaction Document, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.11     No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor (and any subsidiary of the Investor or Permitted Transferee to which an assignment is made in accordance with this Agreement), any benefits, rights, or remedies.

*       *    *

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

GENERAL ELECTRIC COMPANY

By: /s/ Keith S. Sherin__________________

Name: Keith S. Sherin

Title: Senior Vice President, Chief Financial Officer

BERKSHIRE HATHAWAY INC.

By: /s/ Marc D. Hamburg _______________

Name: Marc. D. Hamburg

Title: Senior Vice President

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ANNEX A

Section 1.       Designation. The distinctive serial designation of such series of Preferred Stock is “10% Cumulative Perpetual Preferred Stock, Series A” (“Series A”). Each share of Series A shall be identical in all respects to every other share of Series A.

Section 2.       Number of Shares. The authorized number of shares of Series A shall be 30,000. Shares of Series A that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Series A may be reissued only as shares of a series other than Series A).

Section 3.	Definitions. As used herein with respect to Series A:

(a)       “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(b)       “Board of Directors” means the board of directors of the Corporation.

(c)       “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

(d)        “Certificate of Amendment” means this Certificate of Amendment relating to the Series A, as it may be amended from time to time.

(e)       “Certification of Incorporation” shall mean the certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Amendment.

(f)        “Common Stock” means the common stock, par value $0.06 per share, of the Corporation.

(g)       “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than Series A) that ranks junior to Series A either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, but does not rank senior to Series A either as to the payment of dividends or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(h)	“Original Issue Date” means October 16, 2008.

(i)         “Parity Stock” means any class or series of stock of the Corporation (other than Series A) that ranks equally with Series A both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(j)         “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series A.

(k)       “Voting Preferred Stock” means, with regard to any matter as to which the holders of Series A are entitled to vote as specified in Section [8] of this Certificate of Amendment, any and all series of Parity Stock (other than Series A) upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 4.	Dividends.

(a)       Rate. Holders of Series A shall be entitled to receive, on each share of Series A, out of funds legally available for the payment of dividends under New York law, cumulative cash dividends with respect to each Dividend Period (as defined below) at a per annum rate of 10% on (i) the amount of $100,000 per share of Series A and (ii) the amount of accrued and unpaid dividends on such share of Series A, if any (giving effect to (A) any dividends paid through the Dividend Payment Date (as defined below) that begins such Dividend Period (other than the initial Dividend Period) and (B) any dividends (including dividends thereon at a per annum rate of 10% to the date of payment) paid during such Dividend Period). Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable in arrears (as provided below in this Section [4(a)]), but only when, as and if declared by the Board of Directors (or a duly authorized committee of the Board of Directors) on each January 15, April 15, July 15, and October 15 (each, a “Dividend Payment Date”), commencing on January 15, 2009; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series A on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day. Dividends payable on the Series A in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on the Series A on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

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Dividends that are payable on Series A on any Dividend Payment Date will be payable to holders of record of Series A as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date (as originally scheduled) or such other record date fixed by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the Original Issue Date of the Series A) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable in respect of a Dividend Period shall be payable in arrears on the first Dividend Payment Date after such Dividend Period.

Holders of Series A shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series A as specified in this Section [4] (subject to the other provisions of this Certificate of Amendment).

(b)       Priority of Dividends. So long as any share of Series A remains outstanding, no dividend shall be declared or paid on the Common Stock (other than a dividend payable solely in Common Stock) or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock that ranks junior to Series A as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation), and no Common Stock, Junior Stock or Parity Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock (with the same ranking relative to the Series A as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation and with the same or lesser aggregate liquidation amount) or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock (with the same or lesser aggregate liquidation amount), or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock (with the same ranking relative to the Series A as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation and with the same or lesser per share liquidation amount) or of one share of Parity Stock for or into another share of Parity Stock (with the same or lesser per share liquidation amount) or Junior Stock (with the same or lesser per share liquidation amount)) during a Dividend Period, unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section [4(a)] above, dividends on such amount), on all outstanding shares of Series A have been declared and

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paid in full (or declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series A on the applicable record date).

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon the Series A and any shares of Parity Stock, all dividends declared on the Series A and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the Series A (including, if applicable as provided in Section [4(a)] above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors (or a duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the Series A shall not be entitled to participate in any such dividends.

Section 5.	Liquidation Rights.

(a)       Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series A shall be entitled to receive for each share of Series A, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series A as to such distribution, payment in full in an amount equal to the sum of (i) $100,000 per share and (ii) the accrued and unpaid dividends thereon (including, if applicable as provided in Section [4(a)] above, dividends on such amount), whether or not declared, to the date of payment.

(b)       Partial Payment. If in any distribution described in Section [5(a)] above of the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series A and all

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holders of any stock of the Corporation ranking equally with the Series A as to such distribution, the amounts paid to the holders of Series A and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series A and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock, including the Series A, on which dividends accrue on a cumulative basis, an amount equal to any accrued and unpaid dividends (including, if applicable, dividends on such amount), whether or not declared, as applicable), provided that the “Liquidation Preference” for any share of Series A shall be determined in accordance with Section [5(a)] above.

(c)       Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series A, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d)       Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section [5], the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series A receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6.	Redemption.

(a)       Optional Redemption. From and after October 16, 2011, the Corporation, at its option may redeem, in whole at any time or in part from time to time, the shares of Series A at the time outstanding, upon notice given as provided in Section [6(c)] below, at a redemption price equal to the sum of (i) $110,000 per share and (ii) the accrued and unpaid dividends thereon (including, if applicable as provided in Section [4(a)] above, dividends on such amount), whether or not declared, to the redemption date, provided that the minimum number of shares of Series A redeemable at any time is the lesser of (i) 6,000 shares of Series A and (ii) the number of shares of Series A outstanding. The redemption price for any shares of Series A shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record

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of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section [4] above.

(b)       No Sinking Fund. The Series A will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series A will have no right to require redemption of any shares of Series A.

(c)       Notice of Redemption. Notice of every redemption of shares of Series A shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A. Notwithstanding the foregoing, if the Series A are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series A at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Series A to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d)       Partial Redemption. In case of any redemption of part of the shares of Series A at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Corporation may determine to be fair and equitable. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series A shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)       Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $50 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be

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deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7.       Conversion. Holders of Series A shares shall have no right to exchange or convert such shares into any other securities.

Section 8.	Voting Rights.

(a)       General. The holders of Series A shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b)       Class Voting Rights as to Particular Matters. So long as any shares of Series A are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66?% of the shares of Series A and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)        Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series A with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii)       Amendment of Series A. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series A, taken as a whole; or

(iii)      Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series A, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series A remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, (y) such shares of Series A

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remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A immediately prior to such consummation, taken as a whole, and (z) if such shares of Series A do not remain outstanding, immediately prior to or concurrent with the consummation thereof, all dividends accrued but unpaid on the Series A to the date of consummation, whether or not declared, have been or are paid in full;

provided, however, that for all purposes of this Section [8(b)], any increase in the amount of the authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series A with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series A.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section [8(b)] would adversely affect the Series A but would not similarly adversely affect all other series of Voting Preferred Stock, then only the Series A and each other series of Voting Preferred Stock as is similarly adversely affected by and entitled to vote on the matter, if any, shall vote on the matter together as a single class (in lieu of all other series of Voting Preferred Stock).

(c)       Series A Voting Rights as to Particular Matters. In addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, so long as at least 6,000 shares of Series A are outstanding, the vote or consent of the holders of at least 50.1% of the shares of Series A at the time outstanding, voting in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)        Authorization or Issuance of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation, or the issuance of any shares of any class or series of capital stock of the Corporation, in each case, ranking senior to the Series A with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii)       Amendment of Series A. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to affect or change the rights, preferences, privileges or voting powers of the Series A so as not to be substantially similar to those in effect immediately prior to such amendment, alteration or repeal; or

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(iii)      Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series A, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series A remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, (y) such shares of Series A remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof as are substantially similar to the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series A immediately prior to such consummation, and (z) if such shares of Series A do not remain outstanding, immediately prior to or concurrent with the consummation thereof, all dividends accrued but unpaid on the Series A to the date of consummation, whether or not declared, have been or are paid in full;

provided, however, that for all purposes of this Section [8(c)], the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series A with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series A.

(d)       Changes after Provision for Redemption. No vote or consent of the holders of Series A shall be required pursuant to Section [8(b) or (c)] above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series A (or, in the case of Section [8(c)], more than 24,000 shares of Series A) shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section[6] above.

(e)       Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series A (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors (or a duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which the Series A is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series A and any Voting Preferred Stock has

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been cast or given on any matter on which the holders of shares of Series A are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amount of the shares voted or covered by the consent (provided that the specified liquidation amount for any share of Series A shall be the Liquidation Preference for such share) as if the Corporation were liquidated on the record date for such vote or consent, if any, or, in the absence of a record date, on the date for such vote or consent.

Section 9.       Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series A may deem and treat the record holder of any share of Series A as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 10.     Notices. All notices or communications in respect of Series A shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Amendment, in the Certificate of Incorporation or Bylaws or by applicable law. Notwithstanding the foregoing, if the Series A are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Series A in any manner permitted by such facility.

Section 11.     No Preemptive Rights. No share of Series A shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 12.     Replacement Certificates. The Corporation shall replace any mutilated share certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace share certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that such share certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 13.     Other Rights. The shares of Series A shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

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ANNEX B

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, DATED OCTOBER 10, 2008, BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

WARRANT No. GE-001

to purchase

134,831,460

Shares of Common Stock

GENERAL ELECTRIC COMPANY

a New York Corporation

Issue Date: October 16, 2008

1.         Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” has the meaning ascribed to it in the Purchase Agreement.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Corporation and one by the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such two first appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Corporation and the Warrantholder; otherwise, the average of all three determinations shall be binding upon the Corporation and the Warrantholder. The costs of conducting any Appraisal Procedure shall be borne equally by the Corporation and the Warrantholder.

“Beneficially Own” or “Beneficial Owner” has the meaning ascribed to it in the Purchase Agreement.

“Board of Directors” means the board of directors of the Corporation, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

“business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Common Stock” means the Corporation’s Common Stock, $0.06 par value per share.

“Corporation” means General Electric Company, a New York corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $22.25.

“Expiration Time” has the meaning set forth in Section 3.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith. If the Warrantholder objects in writing to the Board of Directors’ calculation of fair market value within 10 days of receipt of written notice thereof and the Warrantholder and the Corporation are unable to agree on fair market value during the 10-day period following the delivery of the Warrantholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Warrantholder’s objection.

“Governmental Entities” has the meaning ascribed to it in the Purchase Agreement.

“Market Price” means, with respect to the Common Stock, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the shares of the Common Stock on the New York Stock Exchange on such day. If the Common Stock is not traded on the New York Stock Exchange on any date of determination, the Market Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the Market Price of the Common Stock on that date shall mean the Fair Market Value per share as determined by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Corporation for this purpose and certified in a resolution sent to the Warrantholder. For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Ordinary Cash Dividends” means a regular quarterly cash dividend on shares of Common Stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time), provided that Ordinary Cash Dividends shall not include any cash dividends paid subsequent to October 16, 2008 to the extent the aggregate dividend paid on all Common Stock in any quarter exceeds the greater of (i) the aggregate dividend that would be paid on all Common Stock in that quarter at a rate of $0.31 per share (such amount per share increased by 10% on January 1, 2010 and each subsequent January 1) or (ii) (x) 80% of accumulated earnings since September 30, 2008 (determined in accordance with generally accepted accounting principles in effect from time to time) less (y) the amount of aggregate dividends on Common Stock and on all preferred stock of the Corporation that is classified as equity under such generally accepted accounting principles paid since September 30, 2008.

“Per Share Fair Market Value” has the meaning set forth in Section 13(C).

“Permitted Transactions” has the meaning set forth in Section 13(B).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Corporation or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both (A) or (B), whether for cash, shares of Capital Stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Corporation under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Purchase that is not a tender or exchange offer.

“Purchase Agreement” means the Securities Purchase Agreement, dated October 10, 2008, as amended from time to time, between the Corporation and Berkshire Hathaway Inc., including all schedules and exhibits thereto.

“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2.

“Warrantholder” has the meaning set forth in Section 2.

“Warrant” means this Warrant, issued pursuant to the Purchase Agreement.

2.         Number of Shares; Exercise Price. This certifies that, for value received, BERKSHIRE HATHAWAY INC. or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Corporation, in whole or in part, after the receipt of all applicable Regulatory Approvals, up to an aggregate of 134,831,460 fully paid and nonassessable shares of Common Stock, at a purchase price per share of Common Stock equal to the Exercise Price, provided, however, if the Warrantholder provides a certificate in a form satisfactory to the Corporation representing that

Warrantholder is acquiring such shares of Common Stock in reliance upon the exemption provided in Section 802.9 or Section 802.64 of the rules promulgated under the HSR Act, the Warrantholder may exercise such Warrants without filing any notification and report forms under the HSR Act. The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.         Exercise of Warrant; Term. Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Corporation on the date hereof, but in no event later than 5:00 p.m., New York City time, October 16, 2013 (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Corporation located at 3135 Easton Turnpike, Fairfield, CT 06828-0001 (or such other office or agency of the Corporation in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Corporation), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder by tendering in cash, by certified or cashier’s check payable to the order of the Corporation, or by wire transfer of immediately available funds to an account designated by the Corporation.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Corporation within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Warrantholder will have first received any applicable Regulatory Approvals.

4.         Issuance of Shares; Authorization; Listing. Subject to Section 8, certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Corporation hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, except as otherwise provided herein, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Corporation agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Corporation in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Corporation may then be closed or certificates representing such Shares may not be actually delivered on such date. The Corporation will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Corporation will (A) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Corporation will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded. The Corporation and the Warrantholder will reasonably cooperate to take such other actions as are necessary to obtain (i) any Regulatory Approvals applicable to Warrantholder’s exercise of its rights hereunder, including with respect to the issuance of the Shares and (ii) any regulatory approvals applicable to the Corporation solely as a result of the issuance of the Shares. Before taking any action which would cause an adjustment pursuant to Section 13 to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Corporation shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at the Exercise Price as so adjusted.

5.         No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the Exercise Price for such fractional share.

6.         No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Corporation prior to the date of exercise hereof. The Corporation will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.         Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation.

8.	Transfer/Assignment.

(A)      Subject to compliance with clauses (B) and (C) of this Section 8, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Corporation by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Corporation, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Corporation described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Corporation.

(B)      Notwithstanding the foregoing, this Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions as set forth in Section 4.1 of the Purchase Agreement.

(C)      If and for so long as required by the Purchase Agreement, this Warrant Certificate shall contain a legend as set forth in Section 4.3 of the Purchase Agreement.

9.         Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Corporation, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Corporation shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10.       Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11.       Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12.       Rule 144 Information. The Corporation covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Corporation is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Purchase Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Corporation will deliver to such Warrantholder a written statement that it has complied with such requirements.

13.       Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 13 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 13 so as to result in duplication:

(A)      Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(B)      Certain Issuances of Common Shares or Convertible Securities. If the Corporation shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of Common Stock (collectively, “convertible securities”)) (other than in Permitted Transactions or a transaction to which subsection (A) of this Section 13 is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than 95% of the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities) then, in such event:

(A) the number of Shares issuable upon the exercise of this Warrant immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the sum of (x) the number of shares of Common Stock of the Corporation outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which convertible securities may be exercised or convert) and (B) the denominator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such date and (II) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into which convertible securities may be exercised or convert) would purchase at the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities); and

(B) the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant prior to such date and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant immediately after the adjustment described in clause (A) above.

For purposes of the foregoing, the aggregate consideration receivable by the Corporation in connection with the issuance of such shares of Common Stock or convertible securities shall be deemed to be equal to the sum of the net offering price (after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock; and “Permitted Transactions” shall include issuances (i) as consideration for or to fund the acquisition of businesses and/or assets constituting a significant part of a business, (ii) in connection with employee benefit plans and compensation related arrangements approved by the Board of Directors, (iii) in connection with a broadly-marketed public offering and sale of Common Stock or convertible securities for cash conducted by the Corporation on a basis consistent with large public companies similar to the Corporation in their own capital raising transactions and (iv) pursuant to the over-allotment option granted pursuant to the Underwriting Agreement, dated October 2, 2008, of up to 82,173,750 shares of Common Stock at the public offering price less the underwriting discount, each as specified in such Underwriting Agreement. Any adjustment made pursuant to this Section 13(B) shall become effective immediately upon the date of such issuance.

(C)      Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Cash Dividends, dividends of its Common Stock and other dividends or distributions referred to in Section 13(A)), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the New York Stock Exchange without the right to receive such distribution, minus the amount of cash or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly dividend, the Per Share Fair Market Value would be reduced by the per share amount of the portion of the cash dividend that would constitute an Ordinary Cash Dividend. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(D)      Certain Repurchases of Common Stock. In case the Corporation effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

(E)       Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election (including, without limitation, being subject to similar proration constraints) upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

(F)       Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(G)      Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Corporation upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H)      Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Corporation shall forthwith file at the principal office of the Corporation a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Corporation’s records.

(I)        Notice of Adjustment Event. In the event that the Corporation shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Corporation shall give notice to the Warrantholder, in the manner set forth in Section 13(G), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action, except if it is impracticable to provide such 15 days’ prior notice, then the Company shall provide such notice as soon as it is reasonably able prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(J)       Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Corporation shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(K)      Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below the par value of the Common Stock, then such adjustment in the Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock and then, upon the Corporation’s satisfaction of its obligations under Section 4, to such lower par value as may then be established.

14.       Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the non-exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, The City of New York, (b) that non-exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 3 hereof. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to the Transaction Documents or the transactions contemplated hereby or thereby.

15.       Binding Effect. This Warrant shall be binding upon any successors or assigns of the Corporation.

16.       Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Corporation and the Warrantholder.

17.       Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below for the Corporation, or at the address for the Warrantholder set forth in the registry maintained by the Corporation pursuant to Section 9, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Corporation, to:

General Electric Company

3135 Easton Turnpike

Fairfield, CT 06828-0001

Attention: Vice President and Chief Corporate, Securities and Finance Counsel

Fax: (203) 373-3079

with a copy to (which copy alone shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Howard Chatzinoff and Ellen J. Odoner

Telephone: (212) 310-8000

Fax: (212) 310-8007

18.       Entire Agreement. This Warrant and the forms attached hereto, and the Purchase Agreement (and the other documents referenced in Section 5.7 of the Purchase Agreement), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

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IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed by a duly authorized officer.

Dated: October 16, 2008.

GENERAL ELECTRIC COMPANY

By: _________________________________

Name:
Title:

Attest:

By: _________________________________

Name:
Title:

[Signature Page to Warrant]

[Form of Notice of Exercise]

Date: _________

TO: General Electric Company

RE: Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name of the Holder set forth below.

Number of Shares of Common Stock: ____________________

Aggregate Exercise Price: _____________________________________

Holder:	_____________________________
By:	_____________________________
Name:	_____________________________
Title:	_____________________________